UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On January 17, 2019, Sono-Tek Corporation (the “Company”) amended its existing Line of Credit and Equipment Financing facilities with M&T Bank (the “Bank”).

The amendment increased permissible borrowings under the Line of Credit from $750,000 to $1,500,000. As amended, the Line of Credit is collateralized by the Company’s accounts receivable and inventory. Prior to the amendment, the Line of Credit was collateralized by all assets of the Company, except for the land and buildings. The Line of Credit accrues interest at the Bank’s Prime rate, which is unchanged.

The amendment increased the Equipment Financing facility from $250,000 to $750,000, eliminated prepayment penalties and now provides for a variable or fixed option interest rate. Prior to the amendment, interest accrued under the Equipment Financing facility at the Bank’s cost of funds plus 2%. The collateral remains unchanged and applies to specific equipment that is financed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

January 22, 2019